Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and
33-93168) of DIMON Incorporated of our report dated October 3, 1995, except as to Note R, which is as of March 11, 1996, appearing in the 1995 Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in the 1995 Annual Report on Form 10-K/A.



/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Raleigh, North Carolina
May 8, 1996

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